Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-150452) of Lightning Gaming, Inc. and subsidiaries of our report dated March 28, 2017 relating to the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of Lightning Gaming, Inc. and subsidiaries for the year ended December 31, 2016.

/s/ Baker Tilly Virchow Krause, LLP

Wyomissing, Pennsylvania

March 28, 2017